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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K


                                 CURRENT REPORT

                          PURSUANT TO SECTION 13 OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         ------------------------------


       Date of Report (Date of earliest event reported): January 28, 1998



                              CARVER BANCORP, INC.
             (Exact name of registrant as specified in its charter)

       DELAWARE
    (State or other                0-21487                     13-3904174
    jurisdiction of            (Commission File             (IRS Employer
    incorporation)                 Number)                  Identification No.)


                              75 WEST 125TH STREET
                          NEW YORK, NEW YORK 10027-4512
                                 (212) 876-4747
          (Address of principal executive offices, including zip code)


       Registrant's telephone number, including area code: (212) 876-4747


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


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ITEMS 1-4, 6.     NOT APPLICABLE.

ITEM 5.  OTHER EVENTS.

         On January 28, 1998, Carver Bancorp, Inc. (the "Company"), the holding company for Carver Federal Savings Bank (the "Bank"), a federally chartered stock savings bank, announced that it had entered into a definitive agreement to sell the Bank's branch office located in Roosevelt, New York to City National Bank of New Jersey. The Roosevelt branch office is located in Nassau County and has deposits of approximately $10 million. Pending receipt of regulatory approvals, the transaction is expected to close by March 31, 1998.

         The Company's press release, dated January 28, 1998, is attached hereto as Exhibit 99, and is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


         EXHIBIT NO.                          DESCRIPTION
         -----------                          -----------
                        Press  Release,  dated  January  28,  1998,  announcing
              99        execution of the Asset Purchase and Sale Agreement

ITEMS 8 & 9.      NOT APPLICABLE.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  CARVER BANCORP, INC.


                                  By: /s/ Thomas L. Clark, Jr.
                                      ----------------------------
                                          Thomas L. Clark, Jr.
                                          President and Chief Executive Officer


Date:    February 5, 1998




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                                  EXHIBIT INDEX



 EXHIBIT                                DESCRIPTION
 -------                                -----------
           Press Release,  dated January 28, 1998,  announcing  execution of the
    99     Asset Purchase and Sale Agreement